          As filed with the Securities and Exchange Commission on March 19, 1999
                                                 Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                      APPLIED MICRO CIRCUITS CORPORATION
            (Exact name of Registrant as specified in its charter)

         DELAWARE                                        94-2586591
 (State of incorporation)                   (I.R.S. Employer Identification No.)

                              6290 SEQUENCE DRIVE
                         SAN DIEGO, CALIFORNIA  92121
                   (Address of principal executive offices)
                            _______________________

         1998 CIMARON COMMUNICATIONS CORPORATION STOCK INCENTIVE PLAN
                           (Full title of the Plan)
                            _______________________

                                DAVID M. RICKEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 SEQUENCE DRIVE
                         SAN DIEGO, CALIFORNIA  92121
                                (619) 450-9333
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                               Mark A. Medearis
                             Carl L. Spataro, Jr.
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (415) 854-4488

                               Page 1 of 9 Pages
                            Exhibit Index on Page 9
              (Calculation of Registration Fee on following page)

------------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------

                                                                  Proposed             Proposed
                                               Maximum Amount      Maximum              Maximum            Amount of
                                                   to be          Offering             Aggregate        Registration Fee
Title of Securities to be Registered          Registered(1)(2)    Price Per         Offering Price
                                                                    Share
------------------------------------------------------------------------------------------------------------------------

1998 CIMARON COMMUNICATIONS CORPORATION STOCK INCENTIVE PLAN
Common Stock,
 $0.001 par value...........................  360,657 Shares      $40.3125(3)      $14,538,985.31      $4,041.84

Common Stock,
 $0.001 par value..........................    92,799 Shares      $ 0.4527(4)      $    42,010.11      $   11.68

Common Stock
 $0.001 par value..........................   375,736 Shares      $40.3125(5)      $15,146,857.50      $4,210.83

_______________________

(1) This total represents 829,192 shares available for issuance under the 1998 Cimaron Communications Corporation Stock Incentive Plan (the "Assumed
                                                                   -------
     Plan"), which was assumed by the Registrant in connection with the
     ----
     Registrant's acquisition of Cimaron Communications Corporation (the "Merger").
      ------

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Assumed Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on March 16, 1999. Represents shares already issued under the Assumed Plan, but subject to a right of repurchase upon termination of employment. If repurchased, such shares will be available for issuance under the Assumed Plan and are being registered hereby.

(4) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average exercise price per share of outstanding options under the Assumed Plan, the shares issuable under which are registered hereby.

(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on March 16, 1999.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed on June 15, 1998, as amended on October 15, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                       --------
Act"), which contains audited financial statements for the Registrant's latest
---
fiscal year for which such statements have been filed.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed on August 14, 1998, as amended on October 15, 1998.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed on November 16, 1998.

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 filed on February 16, 1999.

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on October 10, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES.  Not applicable.
         -------------------------

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.
         --------------------------------------

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
         ----------------------------------------------------

Item 8.  EXHIBITS.
         --------

         Exhibit
         Number
         -------
         5.1 Opinion of Venture Law Group, a Professional Corporation (see p.7)

         23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

         23.2    Consent of Ernst & Young LLP, Independent Auditors (see p. 8).

         24.1    Powers of Attorney (see p. 6).

---------------

   Item 9.   UNDERTAKINGS.
             -------------

     The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Applied Micro Circuits Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 19th day of March, 1999.

                                       Applied Micro Circuits Corporation



                                       By:  /s/ JOEL O. HOLLIDAY
                                            -----------------------
                                            Joel O. Holliday
                                            Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Rickey and Joel O. Holliday, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                           DATE
---------                        -----                           ----

/s/ DAVID M. RICKEY              President and                   March 19, 1999
-------------------              Chief Executive Officer
    David M. Rickey

/s/ JOEL O. HOLLIDAY             Chief Financial Officer         March 19, 1999
--------------------
    Joel O. Holliday

/s/ ROGER A. SMULLEN             Director and Chairman of the    March 19, 1999
--------------------             Board of Directors
    Roger A. Smullen

/s/ WILLIAM K. BOWES, JR         Director                        March 19, 1999
-------------------------
    William K. Bowes, Jr.

/s/ R. CLIVE GHEST               Director                        March 19, 1999
------------------
    R. Clive Ghest

/s/ FRANKLIN P. JOHNSON          Director                        March 19, 1999
----------------------------
    Franklin P. Johnson, Jr.

/s/ ARTHUR B. STABENOW           Director                        March 19, 1999
----------------------
    Arthur B. Stabenow

                               INDEX TO EXHIBITS


  Exhibit                                                                Page
  Number                                                                 No.
  -------                                                                ----
   5.1   Opinion of Venture Law Group, a Professional Corporation          7
                                                                           -
  23.1   Consent of Venture Law Group, a Professional Corporation          7
         (included in Exhibit 5.1).                                        -

  23.2   Consent of Ernst & Young LLP, Independent Auditors (see p. 8).    8
                                                                           -
  24.1   Powers of Attorney (see p. 5).                                    6
                                                                           -